EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Lillian Vernon Corporation on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250, 33-71252, 333-36467, 333-48951, 333-62283 and 333-63559) of our report dated
April 25, 2000, relating to the financial statements which appear in the 2000 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


                                                  /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
May 24, 2000